NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT

TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT by and between The South Financial Group, Inc., a South Carolina corporation (the “Company”), and Mack I. Whittle, Jr. (the “Executive”) is dated as of the 3rd day of September, 2006 (the “Agreement”).

IT IS HEREBY AGREED AS FOLLOWS:

1.             Effective Date. The “Effective Date” shall mean the date hereof.

2.             Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the Executive’s 65th birthday, unless prior to such date the employment of the Executive is terminated pursuant to this Agreement (the “Employment Period”).

3.             Terms of Employment. (a) Position and Duties. (i) (A) During the Employment Period, the Executive shall serve as Chairman and Chief Executive Officer of the Company with such authority, duties and responsibilities as are customarily assigned to such position. The Executive shall report directly to the Board of Directors of the Company (the “Board”). The Company shall use its best efforts to cause the Executive to be elected to serve on the Board. The Executive shall be a member of the Management Operating Committee. (B) The Executive’s services shall be performed in Greenville, South Carolina, and the Executive shall be provided such office, and administrative, office automation, voice and network data support commensurate with Executive’s position and requirements and consistent with those provided other high-ranking officers of the Company.

(ii)           During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) subject to the approval of the Board, serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

(b)         Compensation (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”) at a rate of not less than $835,000 payable in accordance with the Company’s normal payroll policies. The Executive’s Annual Base Salary shall be reviewed, and may be increased but not decreased, at least annually by the Board pursuant to its normal performance review policies for senior executives. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

(ii)           Annual Bonus. With respect to each fiscal year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (“Annual Bonus”) determined and paid at the sole discretion of the Company pursuant to terms and conditions of the Management Performance Incentive Plan (or any successor plan thereto).

(iii)          Equity-Based Grants and Long-Term Incentives. On the Effective Date, the Company shall grant the Executive 400,000 restricted stock units (the “Initial RSUs”), all in accordance with the terms of the Company’s 2004 Long-Term Incentive Plan (the “LTIP”), except as otherwise provided herein. The Initial RSUs will vest in seven equal annual installments commencing on the first anniversary of the Effective Date but will vest immediately on a termination without Cause, a termination by the Executive for Good Reason, upon the Executive’s death or Disability or upon a Change in Control. For purposes of this Agreement, “Change in Control” shall be as defined in the LTIP as of the date of this Agreement. Dividend equivalents shall accrue on the Initial RSUs as and when cash dividends are paid on the Company’s common stock. Such dividend equivalents shall be converted into additional restricted stock units which shall be vested on the same basis as the underlying Initial RSUs to which the dividend equivalents relate. The Initial RSUs and any additional restricted stock units accrued as dividend equivalents shall, to the extent vested, be paid in the form of shares of the Company’s common stock on January 31 of the year following the year of the Executive’s termination of employment with the Company. The award of Initial RSUs shall be documented in an award agreement under the LTIP reflecting the terms and provisions described herein. In addition to the Initial RSUs, the Executive shall remain eligible to receive awards under the LTIP (or any successor plan thereto) consistent with the Company’s compensation practices with respect to its executive officers.

(iv)          Other Employee Benefit Plans. During the Employment Period, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), in plans that are supplemental to any such tax-qualified plans, including, without limitation, The South Financial Group Supplemental Executive Benefit Plan, and welfare benefit plans, practices, policies and programs provided by the Company, but not any severance plan, practice, policy or program, on a basis that is no less favorable than those generally applicable or made available to other senior executives of the Company. The Executive shall be eligible for participation in fringe benefits and perquisite plans, practices, policies and programs (including, without limitation, expense reimbursement plans, practices, policies and programs) on a basis that is commensurate with his position and no less favorable than those provided to the Executive immediately prior to the Effective Date.

(v)           Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in accordance with the Company’s policies for its senior executives.

(vi)          Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

4.             Termination of Employment. (a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 120 consecutive days or longer (or an aggregate period of 180 days or longer) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

(b)           By the Company. The Company may terminate the Executive’s employment during the Employment Period either (A) for Cause or (B) without Cause. For purposes of this Agreement, “Cause” shall mean:

(i)            the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or its representative, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or

(ii)           the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or

(iii)          conviction of a felony or any crime involving dishonesty or moral turpitude or guilty or nolo contendere plea by the Executive with respect thereto; or

(iv)          a material breach of Section 8 of this Agreement.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii), or (iv) above, and specifying the particulars thereof in detail.

(c)           By the Executive. The Executive’s employment may be terminated by the Executive either (A) for Good Reason or (B) without Good Reason. For purposes of this Agreement, “Good Reason” shall mean in the absence of a written consent of the Executive:

(i)            the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii)           any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii)          the Company requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 3(a)(i)(B) hereof, provided that reasonable travel required in connection with Executive’s reporting relationships and responsibilities to the Board shall not be deemed a breach hereof;

(iv)          any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(v)           any failure by the Company to comply with Section 11(c) of this Agreement.

(d)           Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e)           Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

(f)            Resignation. Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, as of the Date of Termination, to the extent applicable, from any positions that the Executive holds with the Company and its affiliated companies, the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the affiliated companies.

5.             Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

(i)            the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

A.           the sum of (1) the Executive’s accrued Annual Base Salary and any accrued vacation pay through the Date of Termination, (2) the Executive’s business expenses that have not been reimbursed by the Company as of the Date of Termination that were incurred by the Executive prior to the Date of Termination in accordance with the applicable Company policy, and (3) the Executive’s Annual Bonus earned for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has not been paid as of the Date of Termination (the sum of the amounts described in clauses (1) through (3), shall be hereinafter referred to as the “Accrued Obligations”); and

B.           the product of (1) the average annual bonus paid to the Executive in respect of the three final years prior to the Date of Termination (the “Reference Bonus”), and (2) a fraction, the numerator of which is the number of days from January 1 in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365 (the “Pro Rata Bonus”); and

(ii)           the Company shall pay to the Executive a lump sum in cash within 30 days after the Date of Termination, equal to the product of (1) three and (2) the sum of (x) the Executive’s Annual Base Salary and (y) the Reference Bonus; and

(iii)          the Initial RSUs and any stock options and other equity incentives shall vest and become immediately exercisable, as the case may be; all vested stock options held by the Executive granted after the Effective Date shall be exercisable for the remainder of their term, without regard to any provisions relating to earlier termination of the stock options based on termination of employment; and all vested stock options held by the Executive granted before the Effective Date shall be exercisable in accordance with the terms of the applicable award agreement(s) and the terms of the Noncompetition, Severance and Employment Agreement between the parties hereto dated October 13, 2000 (the “Equity Benefits”); and

(iv)          the Executive shall be deemed to be credited with service with the Company through the date of his 65th birthday for the purposes of the Company’s benefit plans; the Executive shall be deemed to have retired from the Company and shall be entitled as of the Date of Termination, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or the Executive’s total non-qualified retirement benefit hereunder if under the terms of the Company’s qualified retirement plan for salaried employees he is not entitled to a qualified benefit; and if any provision of this Section 5(a)(iv) cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon Executive’s actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to the Executive, the Executive’s dependents, beneficiaries and estate (the “Retirement Benefits”); and

(v)           for three years after the Date of Termination, the Company shall continue to provide to the Executive and his eligible dependents the welfare benefits, fringe benefits and perquisites set forth in Section 3(b)(iv) above as if the Executive remained an active employee of the Company (the “Welfare and Fringe Benefits”); and

(vi)          to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”). As used in this Agreement, the term “affiliated companies” shall include any company controlled by, controlling or under common control with the Company.

Notwithstanding the foregoing provisions of this Section 5(a), to the extent required in order to comply with Section 409A of the Code, cash amounts that would otherwise be payable under this Section 5(a) during the six-month period immediately following the Date of Termination shall instead be paid, with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code (“Interest”), on the first business day after the date that is six months following the Executive’s “separation from service” within the meaning of Section 409A.

(b)           Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits, (iii) payment of the Pro Rata Bonus, except that the Pro Rata Bonus shall be calculated based on the Executive’s target Annual Bonus for the year of death rather than based on the Reference Bonus, and (iv) full vesting of the Initial RSUs (and related dividend equivalents). Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the Executive’s estate or beneficiary, as applicable, on the date specified in Section 5(a)(i). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits otherwise provided under Section 3(b)(iv) above. In the event of the Executive’s death after his termination of employment, but prior to the receipt of all amounts to which he is entitled under this Agreement, all remaining amounts to which he is entitled shall be paid to his estate or beneficiary, as applicable.

(c)           Disability. If the Executive’s employment is terminated by the Company by reason of the Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits, (iii) payment of the Pro Rata Bonus, except that the Pro Rata Bonus shall be calculated based on the Executive’s target Annual Bonus for the year in which the Disability Effective Date occurs rather than based on the Reference Bonus, and (iv) full vesting of the Initial RSUs (and related dividend equivalents), provided, that to the extent required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided under this Section 5(c) shall be paid, with Interest, or provided to the Executive on the first business day after the date that is six months following the Executive’s “separation from service” within the meaning of Section 409A. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the Executive on the date specified in Section 5(a)(i). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability benefits otherwise provided under Section 3(b)(iv) above.

(d)           Cause; Other than for Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations through the Date of Termination and (ii) Other Benefits, in each case to the extent theretofore unpaid. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination, provided, that to the extent required to comply with Section 409A of the Code, amounts or benefits to be paid or provided under this Section 5(d) shall be paid, with Interest, or provided to the Executive, on the first business day after the date that is six months following the Executive’s “separation from service” within the meaning of Section 409A.

6.             Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

7.             Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding anything else to the contrary set forth herein, if the Accounting Firm (as defined below) determines that the aggregate amount of all Payments the Executive will receive would not equal or exceed 110% of the Reduced Amount, the Severance Amount will be reduced by the amount necessary, if any, so that the Payments are equal to the Reduced Amount.

For purposes of this Section 7, a “Payment” shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; “Present Value” shall mean such value as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code; and “Reduced Amount” shall mean an amount expressed in Present Value that maximizes the aggregate Present Value of Payments without causing any Payment to be taxable under Section 4999 of the Code.

(b)           Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive or directly to the Internal Revenue Service, in the sole discretion of the Company, within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c)           The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the

Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)            give the Company any information reasonably requested by the Company relating to such claim,

(ii)           take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii)          cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)          permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)           If, after the receipt by the Executive of a payment by the Company of an amount on the Executive’s behalf pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon and after taxes applicable thereto). If, after payment by the Company of an amount on the Executive’s behalf pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

8.             Covenants. (a) The parties acknowledge that the provisions and covenants contained in this Section 8 are ancillary and material to this Agreement and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and its affiliates. The parties also acknowledge and agree that the provisions of this Section 8 do not adversely affect the Executive’s ability to earn a living in any capacity that does not violate the covenants contained herein.

(b)           The Executive agrees that, during his employment with the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

(c)          For the one-year period following his termination of employment with the Company, the Executive shall not solicit any individual who is, on the date of his termination of employment, employed by the Company or its affiliates to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or its affiliates and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive’s employer.

(d)          The Executive agrees that, while he is employed by the Company and during the one-year period thereafter or two-year period in the case of a termination of employment following a Change in Control, he will not engage in Competition (as defined below). The Executive shall be deemed to be engaging in “Competition” if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the financial services business (a “Competing Business”) in any state in which the Company or its affiliates as of the Date of Termination operates a commercial banking or other material financial services business which is a material part of such business and is in material competition with the business conducted by the Company at the time of the termination of his employment with the Company or its affiliates. Notwithstanding the foregoing sentence, the Executive shall not be deemed to be engaging in Competition under the circumstances described in the foregoing sentence if the Executive (i) does not own or control the Competing Business, (ii) does not serve as a director or a consultant to the Competing Business, and (iii) does not have any management or operational responsibility for the Competing Business in any state in which the Company or its affiliates operates a material business as of the Date of Termination. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

(e)          The Executive acknowledges that the Company would be irreparably injured by a violation of this Section 8 and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. In no event shall an asserted violation of the provisions of Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

(f)            The Executive agrees that, consistent with the Executive’s business and personal affairs, during and after his employment by the Company, he will assist the Company and its affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates in any Proceeding, to the extent that such claims may relate to the Executive’s employment or the period of Executive’s employment by the Company. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or private) of the Company or its affiliates (or their actions), regardless of whether a lawsuit has then been filed against the Company or its affiliates with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Executive’s services.

9.             Remedies in the Absence of a Change in Control. The terms of this Section 9 will apply in the absence of a Change in Control. (a) The Executive acknowledges that if he breaches or threatens to breach the Executive’s covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if the Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

(b)           All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

(c)           In the event that the Executive is reasonably required to engage legal counsel to enforce Executive’s rights hereunder against the Company, the Executive shall be entitled to receive from the Company Executive’s reasonable attorneys’ fees and costs; provided that the Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against the Executive.

10.           Remedies in the Event of a Change in Control. The terms of this Section 10 shall apply in the event of a Change in Control. (a) The Executive acknowledges that if he breaches or threatens to breach Executive’s covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if the Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of South Carolina.

(b)           The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of the Executive’s rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of the Executive’s rights hereunder under threat of incurring such costs. Accordingly, if at any time after a Change in Control, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate the Executive’s employment for Cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to the Executive hereunder, and the Executive has acted in good faith to perform the Executive’s obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive’s choice at the expense of the Company to represent the Executive in connection with the protection and enforcement of the Executive’s rights hereunder, including without limitation representation in connection with termination of the Executive’s employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in the Executive’s sole judgment use of common counsel could be prejudicial to the Executive or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use the Executive’s best efforts to agree with such other officers or executives to retain common counsel.

11.           Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives, heirs or legatees and the Executive by written notice to the Company may designate any beneficiary with respect to any amounts due under this Agreement upon the Executive’s death.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

12.           Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws. If, under any such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)           All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	At the most recent address

on file at the Company.

With a copy to:	Kennedy, Covington, Lobdell & Hickman, L.L.P.

214 North Tryon Street, Suite 4700

Charlotte, NC 28202

Attention: Raleigh A. Shoemaker, Esq.

If to the Company:	104 South Main Street

Greenville, SC 29601

Attention: Chief Legal Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with the law.

(d)           Notwithstanding any other provision of this Agreement, the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)           The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement, except as specifically provided in a written consent pursuant to Section 4(c).

(f)            Except as otherwise expressly provided herein, from and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties and between the Executive with respect to the subject matter hereof, including, without limitation, the Noncompetition, Severance and Employment Agreement between the parties dated October 13, 2000. Any provision of this Agreement that by its terms continues after the expiration of the Employment Period or the termination of the Executive’s employment shall survive in accordance with its terms.

(g)           If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments to the Executive.

(h)           The Executive hereby warrants that the Executive is free to enter into this Agreement and to perform the services described herein. The Company hereby warrants that this Agreement and the equity awards provided hereunder have been duly authorized

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

MACK I. WHITTLE, JR.

/s/ Mack I. Whittle, Jr.

THE SOUTH FINANCIAL GROUP, INC.

By: /s/ John C. B. Smith, Jr.

Name: John C. B. Smith, Jr.

Title: Lead Independent Director